EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-83616 on Form N-1A of our reports dated February 17, 2009 or February 19, 2009, relating to the financial statements and financial highlights of MFS Variable Insurance Trust II, including MFS International Growth Portfolio, MFS Blended Research Core Equity Portfolio, MFS Global Research Portfolio (formerly MFS Research Portfolio), MFS International Value Portfolio, MFS Blended Research Growth Portfolio, MFS Blended Research Value Portfolio, MFS Global Growth Portfolio, MFS Research International Portfolio, MFS Emerging Markets Equity Portfolio, MFS Value Portfolio, MFS Core Equity Portfolio, MFS Global Total Return Portfolio, MFS Money Market Portfolio, MFS Technology Portfolio, MFS Massachusetts Investors Growth Stock Portfolio, MFS Mid Cap Value Portfolio, MFS New Discovery Portfolio, MFS Strategic Value Portfolio, MFS Growth Portfolio (formerly MFS Emerging Growth Portfolio), MFS Mid Cap Growth Portfolio, MFS Capital Appreciation Portfolio, MFS Utilities Portfolio, MFS Strategic Income Portfolio, MFS Global Governments Portfolio, MFS High Yield Portfolio, MFS Bond Portfolio, MFS Government Securities Portfolio, and MFS Total Return Portfolio appearing in the Annual Reports on Form N-CSR for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 27, 2009